UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2012

NEOSTEM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170

(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Appointment of Officer

Effective as of April 2, 2012 NeoStem, Inc. (the “NeoStem” or the “Company”) appointed Jonathan Sackner-Bernstein, M.D, FACC, age 51, as the Company’s Vice President of Clinical Development and Regulatory Affairs.

Dr. Sackner-Bernstein, who will serve the Company in a full-time capacity, brings to the Company over 20 years of experience in clinical practice, medical research, and healthcare management and he is an internationally recognized clinical investigator in cardiology.

From 2008 to 2011, Dr. Sackner-Bernstein served as Associate Center Director for Technology and Innovation at U.S. Food and Drug Administration’s Center for Devices and Radiological Health. During his tenure at the FDA, he launched the Center’s Entrepreneurs in Residence program; led the Center for Devices and Radiological Health Innovation Initiative; and served as chairman of the Center’s task force focused on using new science in regulatory decision-making; and established the Center’s Council on Medical Device Innovation in concert with several other federal agencies.

Prior thereto, Dr. Sackner-Bernstein served as Chief Medical Officer at the clinical research organization, Clinilabs, where he established a Phase I research unit from 2006 to 2008 He also served as assistant professor of medicine at the Columbia University College of Physicians and Surgeons from 1993 to 2003. His academic accomplishments include contributions to medical therapy of heart failure and patients following heart attack as well as leadership in changing the paradigms of drug development in heart failure. Dr. Sackner-Bernstein’s model for rewarding altruism and increasing donation of kidneys for organ transplant was recently enacted by the Israeli government.

In 2011, Dr. Sackner-Bernstein founded ExVivos, LLC, a privately-held company focusing on engineering tissues and organs from human cells for the development of drugs, vaccines and biological products for which he will continue to serve as Chairman and Chief Executive Officer.

Dr. Sackner-Bernstein earned his B.S.E. from the Moore School of Electrical Engineering at the University of Pennsylvania and his M.D. from Jefferson Medical College. He completed training in Internal Medicine and Cardiology at Mount Sinai Hospital in New York.

Press Release

On April 5, 2012, the Company issued a press release announcing that the Offering described in detail in our Form 8-K filed on March 29, 2012, closed on March 30, 2012 and the Underwriter exercised the over-allotment option on April 4, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management judgment regarding future events. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated April 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Title:	Vice President and General Counsel

Dated: April 5, 2012